Exhibit 99.1

Worksport Secures ISO 9001 Certification at U.S. Factory, Unlocking Revenue & OEM Growth Pathways

Prestigious Global Certification Expected to Accelerate Strategic Supply Relationships with Major Auto OEMs and Distributors

West Seneca, New York, May 28, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of premium tonneau covers and clean-energy solutions, proudly announces that its U.S. production facility has officially achieved ISO 9001:2015 certification. This milestone strengthens Worksport’s manufacturing credentials and is expected to pave new inroads towards substantial new OEM and global supply chain opportunities—supporting the Company’s multi-year growth trajectory.

“This certification is more than a milestone—it’s a catalyst. As we look to 2025, we are positioning Worksport for breakout expansion across both domestic and international supply chains,” said Steven Rossi, Chief Executive Officer of Worksport. “It allows us to actively pursue supply opportunities with top-tier OEMs and national retailers who often require ISO certification as a baseline for collaboration.”

Strategic Impact & Path Forward

Achieving ISO 9001:2015 certification underscores Worksport’s commitment to quality, operational excellence, and customer satisfaction. It enhances credibility with partners and opens new doors—particularly in markets and channels where ISO certification is a prerequisite.

This milestone is expected to:

●	Unlock OEM and enterprise supply opportunities with top-tier names like Toyota, GM, Ford, and Honda
●	Strengthen Worksport’s reputation for premium, American-made products
●	Drive operational excellence, scalability, and improved long-term gross margin performance

With ISO on tonneau covers now secured, Worksport will begin strategically exploring OEM integrations for its tonneau covers, solar-enabled SOLIS system, and in the future, its COR battery units—positioning itself for growth within the multi-billion-dollar global auto manufacturing ecosystem.

Innovation Pipeline: SOLIS & COR

As Worksport continues to scale its dealer network and B2B distribution, its pipeline of innovative products is advancing toward commercialization. The SOLIS Solar Tonneau Cover and the COR Portable Energy System are expected to begin shipping later this year, with strong future synergies for OEM applications, worksite, and emergency use cases. The Company expects both products to drive high-margin revenue growth and broaden Worksport’s addressable market far beyond traditional automotive accessories.

ISO 9001:2015 Certification Details

The Company’s ISO certification was issued by the globally recognized certification body, Bureau Veritas Certification Holding SAS – UK Branch, following a rigorous audit completed earlier this year. This certification cycle officially commenced in April 2025 and remains valid through April 2028, contingent upon continued compliance.

For further information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

About Worksport

Worksport Ltd. (NASDAQ: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems, and Cold-Climate Heat Pump technology. Terravis Energy’s website is terravisenergy.com.

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Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.